EXHIBIT 5

                   AGREEMENT FOR JOINT FILING OF SCHEDULE 13D


         The undersigned acknowledge and agree that the foregoing Statement on
Schedule 13D is filed on behalf of each of them and that all subsequent amendments to such Statement on Schedule 13D may be filed on behalf of each of them without the necessity of entering into or filing any additional joint filing statements. The undersigned acknowledge that each of them will be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning each of them respectively, contained herein and therein, but will not be responsible for the completeness and accuracy of the information concerning the others of them, except to the extent that the undersigned know or have reason to believe that such information is inaccurate.


COLEBROOKE INVESTMENTS LIMITED

By:  /s/ Michael Wegerer
   ----------------------------
Name:  Plaiderie Corporate Directors One Limited
     -------------------------------------------
Title:  Director
       ------------------------

Dated:  May 30, 2001


JUPITER TRUST

By: /s/ Robert Bannister
    ----------------------------
Ansbacher Trust Company (Guernsey) Limited as Trustee
Dated:  May 30, 2001


ANSBACHER TRUST COMPANY

By: /s/ Robert Bannister
    ---------------------------
Name:   Robert Bannister
     --------------------------
Title:  Director
       ------------------------

Dated:  May 30, 2001